Exhibit 3(i)
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SMART MOVE, INC.

Pursuant to Sections 241 and 245 of the
General Corporation Law
of the State of Delaware
          Smart Move, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
          1. The present name of the Corporation is “Smart Move, Inc.”
          2. The original Certificate of Incorporation of the Corporation (the “Certificate”) was filed in the office of the Secretary of State of the State of Delaware on December 5, 2005.
          3. The Corporation has not received any payment for any of its stock.
          4. The proposed amendments to and restatements of the Certificate have been duly adopted by the Board of Directors of the Corporation in accordance with Sections 241 and 245 of the General Corporation Law of Delaware (the “DGCL”).
          5. The Certificate is hereby amended and restated in its entirety and the text of the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) is to read as follows:
Article 1. NAME
          The name of this corporation is Smart Move, Inc. (the “Corporation”).
Article 2. REGISTERED OFFICE AND AGENT
          The address of the registered office of the Corporation in the State of Delaware is 1220 North Market Street, Suite 808, Wilmington, Delaware 19801. The registered agent of the Corporation at such address is American Incorporators, Ltd.

Article 3. PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
Article 4. CAPITAL STOCK
     4.1. Authorized Shares
          The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shares shall be Common Stock, having a par value of $0.0001 per share, and, 10,000,000 of such shares shall be Preferred Stock, having a par value of $0.0001 per share.
     4.2. Common Stock
          4.2.1. Relative Rights
          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations, preferences and relative rights filed with the State of Delaware to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.
          4.2.2. Dividends
          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3. Dissolution, Liquidation, Winding Up
          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.
          4.2.4. Voting Rights
          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.
     4.3. Preferred Stock
          The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the DGCL and the provisions of this Amended and Restated Certificate, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the DGCL, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.
          The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:
          i. The number of shares to constitute the series and the distinctive designation thereof;
          ii. The amount of rate of dividend on the shares of the series, whether dividends shall be cumulative, the times at and the terms and conditions upon which dividends shall be paid and any relative rights of priority of payment of dividends to the shares of the series in relation to dividends payable to any other class or series of stock of the Corporation;
          iii. Whether the shares of the series shall be redeemable and, if redeemable, the terms and conditions upon which the shares of the series may be redeemed, including the price at and the date or dates after which the shares may be redeemed and the relative rights of priority of redemption of the shares of the series in relation to the redemption of any other class or series of stock of the Corporation;
          iv. Whether the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of the shares for retirement and, if such retirement or sinking fund is established, the annual amount thereof and the terms and provisions relative to the operation thereof;
          v. Whether the shares of the series shall be convertible into shares of any class or classes or of any other series of the same class and, if convertible, the terms and conditions upon which the shares may be converted, including the conversion price or prices or the rate at which the conversion may be made and the method, if any, of adjusting the same;
          vi. The rights of the shares of the series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including the amount payable upon the shares in such event, the terms and conditions of such payment and the relative rights of priority of payment of such shares in relation to the payment of any other class or series of stock of the Corporation;
          vii. The restrictions, if any, on the payment of dividends upon, and the making of distributions to, any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;
          viii. Whether the shares of the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including the number of votes per share, the matters on which the shares can vote and the contingency, if any, which makes the voting rights effective; and
          ix. Any other relative rights, preferences, and limitations of that series.

Article 5. BOARD OF DIRECTORS
     5.1. Number; Term; Election
          The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.
          Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, as nearly equal in number as possible. The number of directors in each class shall be determined in the manner provided in the bylaws of the Corporation. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.
          The term of office of the first class (Class I) shall expire at the first annual meeting of stockholders or any special meeting in lieu thereof following the closing of the initial public offering of the Corporation’s securities pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Initial Public Offering”); the term of office of the second class (Class II) shall expire at the second annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Offering; the term of office of the third class (Class III) shall expire at the third annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Offering. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the Corporation.
          Notwithstanding the foregoing provisions of this Article 5, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the terms of any incumbent director.

          With respect to newly created directorships resulting from an increase in the number of directors, the Board of Directors shall determine and designate to which class of directorships each director belongs. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.
     5.2 Management of Business and Affairs of the Corporation.
          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     5.3 Indemnification and Advancement of Expenses.
          5.3.1. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “required indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent required under DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith. In addition to the foregoing, the Corporation is authorized and empowered, but not required, to indemnify and advance costs or to agree to indemnify and advance costs to any person that is or was an officer, director, agent or employee of the Corporation and who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “permitted indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action proceeding, he had reasonable cause to believe that his conduct was unlawful. The indemnitee may be indemnified and held harmless by the Corporation to the fullest extent permitted under DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith. To the extent authorized from time to time by the Board of Directors, the Corporation may contract to provide indemnification and rights of advancement of expenses, or otherwise grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The term “indemnitee” shall hereinafter refer to both required and permitted indemnities.
          5.3.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.3.1 of this Article 5 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”) to the extent required under DGCL; provided, however, that, if DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.3.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 5.3.2 of this Article 5 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
          5.3.3 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Amended and Restated Certificate, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
          5.3.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under DGCL.
     5.4 Limitation of Liability
          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.
Article 6. AMENDMENT OF CERTIFICATE
          The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article 6 or Article 5 of this Amended and Restated Certificate, or to adopt an agreement of merger or consolidation, or to approve the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets.

Article 7. ADOPTION AND AMENDMENT OF BYLAWS.
          The Board of Directors of the Corporation shall adopt, and may amend and restate from time to time, the by-laws of the Corporation. Adoption of the by-laws shall require the affirmative vote of a majority of the directors in attendance at a duly called meeting of the Board of Directors of the Corporation. Any amendment of the by-laws shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the Board of Directors, at a meeting called for the purpose of amending and/or restating the Bylaws. Absent affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the Board of Directors, at a meeting called for the purpose of amending and/or restating the Bylaws, the stockholders of the Company may amend the by-laws by an affirmative vote of seventy percent (70%) of each class of issued and outstanding shares of voting securities of the Corporation, at a meeting called for the purpose of amending and/or restating the by-laws.
Article 8. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS
     The Corporation elects to be governed by the provisions of section 203 of the General Corporation Law of Delaware regarding business combinations with interested shareholders.
Article 9. NO STOCKHOLDER ACTION BY WRITTEN CONSENT
     After the Initial Public Offering, the stockholders of the Corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting. Meetings of stockholders may be called in the manner and by the persons specified in the Corporation’s by-laws.
Article 10. RESERVATION OF RIGHT TO AMEND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article 10.

Article 11. SURVIVAL
          If any Article of this Amended and Restated Certificate or any portion thereof is found to be void or unenforceable by a court of competent jurisdiction, the remaining Articles or portions of said Article, as the case may be, shall nevertheless remain in full force and effect as though the unenforceable part had been severed and deleted.
          IN WITNESS WHEREOF, the undersigned hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this 9th day of February, 2006.

Smart Move, Inc.

By:	/s/ Edward Johnson

Name: Edward Johnson
Title: Director